UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2016

Portola Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35935	20-0216859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 E. Grand Avenue South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 246-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2016, the Compensation Committee of the Board (the “Compensation Committee”) approved for Portola’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission): (i) cash incentive bonuses for the 2015 fiscal year payable in connection with the Company’s and each named executive officer’s performance during 2015, (ii) 2016 base salaries (effective retroactively to January 1, 2016), and (iii) certain grants of stock options, restricted stock unit awards and performance stock unit awards (the “2016 Executive Compensation”). On January 27, 2016, the Board, after considering the recommendation by the Compensation Committee, approved the 2016 Executive Compensation as set forth in the tables below:

NAME	BONUS FOR 2015 PERFORMANCE		2016 BASE SALARY	2016 TARGET BONUS PERCENTAGE
Bill Lis	$315,000.00		$530,000.00	70%
John Curnutte	$189,515.00	(1)	$430,503.53	45%
Mardi C. Dier	$179,972.00	(2)	$412,775.17	45%

Notes:

(1)	Includes $21,057 discretionary bonus.
(2)	Includes $19,997 discretionary bonus.

NAME	NUMBER OF OPTION SHARES(1)	NUMBER OF RSUS(2)	NUMBER OF PSUS(3)
Bill Lis	112,500	28,125	28,125
John Curnutte	40,000	10,000	10,000
Mardi C. Dier	55,000	13,750	13,750

Notes:

(1)	1/48th of the shares initially subject to the option shall vest on each monthly anniversary following January 1, 2016.
(2)	1/3rd of the shares subject to the grant shall vest on each one-year anniversary following January 1, 2016.
(3)	Each Performance Stock Unit (“PSU”) represents a contingent right to receive one share of Issuer’s Common Stock. The PSUs vest as follow: 50% of the PSUs will become vested upon achievement of Portola’s gross product sales target for Andexanet alfa, and up to 50% of the remaining PSUs may vest subject to the timing of approval of Betrixaban by the United States Food and Drug Administration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portola Pharmaceuticals, Inc.

Dated: February 1, 2016

	By:	/s/ Mardi C. Dier
Mardi C. Dier
Executive Vice President and Chief Financial Officer